UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report: July 30, 2010

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 8.01 of this report is also responsive to Item 3.02 of this report and is incorporated by reference.

Item 8.01.	Other Events.

On July 30, 2010, OurPet’s Company (the “Company”) completed its acquisition of certain assets of Cosmic Pet Products, Inc. (“Cosmic”), including all of its brands and its web site “cosmicpet.com” pursuant to the asset purchase agreement with Cosmic, Confusion, Inc. and Leon Seidman dated June 28, 2010. Cosmic is a marketer and developer of cat-related products, including catnip products, catnip toys, scratchers, cat treats and carrier shuttles. The purchase price as adjusted at closing was $790,768 consisting of (1) $600,000 in cash, of which $400,000 paid a secured debt obligation of Cosmic, and (2) $190,768 in 220,159 shares of the Company’s common stock at a price of $0.8665 per share. The Company also issued Cosmic 55,040 warrants to purchase shares of the Company’s common stock with an exercise price of $0.8665 per share. The per share price of $0.8665 was determined by taking the average trading price of the common stock over twenty trading days prior to the closing date.

The shares issued to Cosmic and the shares that will be issued upon exercise of the warrant issued to Cosmic will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), and were issued in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.49	Asset Purchase Agreement among Cosmic Pet Products, Inc., Confusion, Inc., Leon Seidman and OurPet’s Company dated June 28, 2010, incorporated by reference to OurPet’s Form 8-K dated June 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2010	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.49	Asset Purchase Agreement among Cosmic Pet Products, Inc., Confusion, Inc., Leon Seidman and OurPet’s Company dated June 28, 2010, incorporated by reference to OurPet’s Form 8-K dated June 28, 2010